LOAN AGREEMENT

This LOAN AGREEMENT is entered into this 30th day of September 2008, by and between Argyle Security, Inc. a Delaware corporation (hereinafter "Lender"), and ISI Security Group, Inc. a Delaware corporation (hereinafter "Borrower").

WHEREAS, Lender is the direct owner of all of the issued and outstanding capital stock of Borrower; and

WHEREAS, Borrower desire to obtain a loan and other financial accommodations from Lender and Lender is willing to provide such loan and accommodations all in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower do hereby agree as follows:

1.	THE LOAN

1.1.
The Loan. On the date hereof, the Lender agrees to make, subject to the conditions hereof, and Borrower agrees to take, a Loan (hereinafter "Loan") in the principal amount of Two Million Dollars ($2,000,000).

1.2.
The Note. Borrower shall execute a promissory note in favor of the Lender in a form substantially similar to that completed promissory note attached hereto as Exhibit A (hereinafter, "the Note") and payable to the order of the Lender. The Note shall be dated the date of this Loan Agreement. The Note shall provide that the principal of the Loan and all accrued and unpaid interest shall be repaid on October 31, 2008.

1.3.
The Terms of the Loan. The aforesaid Loan shall be for a term of one month commencing from the date of the Note. The principal balance of the Loan, together with all interest accrued thereon, shall be payable monthly by Borrower as required by the terms of this Loan Agreement and the Note.

1.4.
Rate and Payment of Interest. The aforesaid Note shall bear interest at the rate of six percent (6%) per annum calculated on the basis of a 365-day year. Interest shall be payable by Borrower upon the date for the repayment of principal set forth in Section 1.2 above.

1.5.
Prepayments. The Borrower may prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be applied to the principal installments of the Note, set forth in Section 1.2 hereof, in the inverse order of their maturities.

1.6
Waivers by Borrower. To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of the Loan Agreement or this Note; (b) all rights to notice and a hearing prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

2.	DEFAULT

Upon the happening of any of the following events, each of which shall constitute a default hereunder, Lender may declare that all liabilities of the Borrower to the Lender under shall be accelerated and become immediately due and payable; provided, that upon the occurrence of any default specified in Sections (c) or (d) below, all liabilities of the Borrower to Lender shall become immediately due and payable without declaration, notice or demand by Lender: (a) failure of the Borrower (which shall include any endorser, surety or Guarantor) to perform any material term, covenant, or agreement contained herein, which is not cured within ten (10) days from the date of occurrence; (b) dissolution of the Borrower; (c) filing of any petition in Bankruptcy by or against the Borrower; (d) application by the Borrower for the appointment of a receiver, or making of a general assignment for the benefit of creditors by, or insolvency of the Borrower; or (e) determination by any officer of the Lender that a material adverse change has occurred in the financial condition of the Borrower.

3.	MISCELLANEOUS

3.1.
Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Loan Agreement and the Note (“Loan Documents”) nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.2.
No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

3.3.
Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Lender.

3.4.
Subordination. The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of September 30, 2008, by and between Lender, and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by the Borrower to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between the Borrower and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

3.5.
Integration. This Loan Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

3.6.
Governing Law and Jurisdiction. This Loan Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts-of-laws principles that would require the application of any other law. The parties hereby agree to submit any dispute arising out of or in connection with the Loan Documents to the exclusive jurisdiction of the courts of Bexar County in the State of Texas.

3.7.
Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

3.8.
Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

3.9.
Jury Trial Waiver. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date herein stated.

ARGYLE SECURITY, INC.

By:	/s/ Donald F. Neville
Name:	Donald F. Neville
Title:	Chief Financial Officer

ISI SECURITY GROUP, INC.

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	President

EXHIBIT “A”

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 30, 2008, BY AND BETWEEN PARENT, AND LASALLE BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION (“SENIOR LENDER”) TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY OBLIGOR TO THE HOLDERS OF ALL OF THE NOTES ISSUED PURSUANT TO THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF JANUARY 23, 2008, BETWEEN OBLIGOR AND SENIOR LENDER, AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, RESTATED OR AMENDED FROM TIME TO TIME; AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

PROMISSORY NOTE

$2,000,000.00	September 30, 2008

FOR VALUE RECEIVED, ISI SECURITY GROUP, INC. a Delaware corporation, (hereinafter called "Maker"), promises to pay to ARGYLE SECURITY, INC. (hereinafter called "Lender"), the principal sum of Two Million Dollars ($2,000,000) with interest thereon at the rates and on the dates specified in subsections 1.2 and 1.4 of the Loan Agreement between Maker and Lender dated September 30, 2008 (the “Loan Agreement”).

Upon the happening of any default under the Loan Agreement, Lender may declare that all liabilities of the Maker to the Lender under shall be accelerated and become immediately due and payable; provided, that upon the occurrence of any default specified in Sections 2(c) or (d) of the Loan Agreement, all liabilities of the Maker to Lender shall become immediately due and payable without declaration, notice or demand by Lender

Maker shall pay all reasonable and documented costs and expenses incurred by or on behalf of Lender in connection with Lender’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Any demand upon or notice to Maker shall be sufficiently served for all purposes if personally delivered or placed in the mail addressed to the address shown above or such other address as may be shown on Lender's records.

There will be no pre-payment penalty on this Note.

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Note will be governed by and construed under the laws of the State of Texas without regard to conflicts-of-laws principles that would require the application of any other law. Any dispute arising out of or in connection with this Note shall be submitted to the exclusive jurisdiction of the courts of Bexar County in the State of Texas.

To the fullest extent permitted by applicable law, Maker waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of the Loan Agreement or this Note; (b) all rights to notice and a hearing prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

ISI SECURITY GROUP, INC.

By:
Name:	Sam Youngblood
Title:	President